UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2006
(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-00 47th Avenue Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2006, Sirona Dental Systems, Inc. (the “Company”) entered into a senior credit facility (the “Senior Facilities Agreement”) as original guarantor, with Schick Technologies, Inc. as original borrower and original guarantor, with Sirona Dental Systems GmbH, as original borrower and original guarantor, with Sirona Dental Services GmbH, as original borrower and original guarantor, with Sirona Dental Systems LLC as original guarantor, with Sirona Holding GmbH as original guarantor, with Sirona Immobilien GmbH as original guarantor, and with J.P. Morgan PLC and UBS Limited as mandated lead arrangers (the “Arrangers”), JPMorgan Chase Bank, N.A. and UBS Limited as original lenders, and with J.P. Morgan Europe Limited acting as Facility Agent.

The Senior Facilities Agreement provides for: (i) a term loan facility in the aggregate amount of U.S.$150 million (the “Total Facility A1 Commitments”), (ii) a term loan facility in the aggregate amount of EUR 275 million (the “Total Facility A2 Commitments”), and (iii) a multicurrency revolving credit facility in the aggregate amount of U.S.$150 million. The Senior Facilities Agreement also provides for a conditional uncommitted incremental facility of up to either U.S.$100 million or U.S.$150 million. Schick Technologies, Inc. is the borrower of the Total Facility A1 Commitment and Sirona Dental Services GmbH is the borrower of the Total Facility A2 Commitment. Sirona Dental Systems GmbH, Schick Technologies, Inc. and Sirona Dental Services GmbH are initial borrowers of the revolving credit facility although the Company, subject to certain conditions, may request that other wholly owned subsidiaries also become borrowers against that facility. Subject to certain limitations, each European guarantor guarantees the performance of each European borrower, except itself, and each U.S. guarantor guarantees the performance of each U.S. borrower, except itself.

Each of the Total Facility Commitments must be repaid in installments ending November 22, 2011. Interest payable on each facility is the aggregate of the applicable margin, LIBOR or, in relation to any loan in Euro, EURIBOR, and mandatory costs, if any. The applicable margin will vary based on the ratio of consolidated total net debt to consolidated adjusted EBITDA. Under Company’s current financial ratios, the new credit facility will carry an interest rate of Euribor or Libor plus 75 basis points. The applicable margin may vary from 90 basis points per annum to 40 basis points per annum based on the Company’s leverage ratio. The Senior Facilities Agreement contains representations, warranties, affirmative and negative covenants, and financial conditions. For example, the Company must meet debt coverage and cash interest coverage ratios, as specified in the Senior Facilities Agreement.

The press release issued by the Company relating to the Senior Facilities Agreement is furnished as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1

Press release, dated November 28, 2006, issued by Sirona Dental Systems, Inc., announcing a Senior Facilities Agreement entered into on November 22, 2006 among Sirona Dental Systems, Inc., Schick Technologies, Inc., Sirona Dental Systems GmbH, Sirona Dental Services GmbH, Sirona Dental Systems LLC, Sirona Holding GmbH, Sirona Immobilien GmbH, J.P. Morgan PLC, UBS Limited, JPMorgan Chase Bank, N.A., and J.P. Morgan Europe Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date:	November 29, 2006
By:	/s/ Gregory Leahy
Gregory Leahy
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release, dated November 28, 2006, issued by Sirona Dental Systems, Inc., announcing a Senior Facilities Agreement entered into on November 22, 2006 among Sirona Dental Systems, Inc., Schick Technologies, Inc., Sirona Dental Systems GmbH, Sirona Dental Services GmbH, Sirona Dental Systems LLC, Sirona Holding GmbH, Sirona Immobilien GmbH, J.P. Morgan PLC, UBS Limited, JPMorgan Chase Bank, N.A., and J.P. Morgan Europe Limited.